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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into Hadco Corporation's previously filed Registration Statements on Form S-8, File No. 33-2915, File No. 33-12555, File No. 33-24975, File No. 33-24976, File No. 33-40616, File No. 33-48288,
File No. 333-11485 and File No. 333-47589.


                                             /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 30, 1998